UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

August 13, 2004

TANKLESS SYSTEMS WORLDWIDE, INC.

(fka) ELUTION TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

Nevada (State of incorporation)	000-27549 (Commission File Number)	88-0362112 (I.R.S. Employer Identification No.)

7650 East Evans Road, Suite C

Scottsdale, Arizona 85260

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(480) 609-7575

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 8.01     OTHER EVENTS.

On August 13, 2004, the Registrant filed a verified complaint in the United States District Court in and for the District of Arizona against Gary Bruce Gordon, Jamie L. Gordon, Steven James Onder, Carol Onder, Andrew Hruska, Roseanne Hruska, Ronald Jay Edwin, a/k/a Ryan Edelstein, Kathleen M. Edwin, and First American Stock Transfer, Inc., alleging against various defendants, Breach of Fiduciary Duty, Aiding and Abetting Breach of Fiduciary Duty, Breach of Contract, Breach of Implied Covenant of Good Faith and Fair Dealing, Fraud and Intentional Misrepresentation, Conspiracy to Defraud, Arizona Securities Fraud, Federal Securities Fraud, Negligent Misrepresentation, Misappropriation of Trade Secrets and Confidential Business Information, Conversion/Embezzlement, Intentional Interference with Business Relations and Prospective Economic Advantage, Unjust Enrichment, and Promissory Estoppel.  The Registrant is seeking relief which includes, but is not limited to, Damages, Constructive Trust, Rescission and Injunctive Relief.  As the litigation proceeds the Registrant will Amend this Information Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANKLESS SYSTEMS WORLDWIDE, INC.

By:  /s/ Thomas Kreitzer

Thomas Kreitzer, Chief Executive Officer

Dated:  August 24, 2004